UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 28, 2012

Old Line Bancshares, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	000-50345	20-0154352
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1525 Pointer Ridge Place
Bowie, Maryland	20716
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 301-430-2544

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

____	Written communication pursuant to Rule 425 under the Securities Act
(17 CFR 230.425)

____	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
(17 CRF 240.14a-12)

____	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))

____	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act
(17 CFR 240.13e- 4(c))

Section 5 – Corporate Governance and Management

Item 5.03.                      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)              The Board of Directors of Old Line Bancshares, Inc. (the “Company”) adopted an amendment (the “Amendment”) to Article I of the Company’s Bylaws, effective June 28, 2012, to add an advance notice provision with respect to meetings of the Company’s stockholders for matters other than the election of directors, and to update the advance notice provisions with respect to nominations of candidate for election as directors.

The text of Amendment is filed as Exhibit 3.2.2 hereto.

Item 5.07                      Submission of Matters to a Vote of Security Holders.

On June 28, 2012, the Registrant held its Annual Meeting of Stockholders at which its shareholders voted on the following matters:

(1)	To elect four directors to serve for a three year term ending at the Annual Meeting of Stockholders to be held in 2015, and until their successors are duly elected and qualified.

	Votes For	Votes Withheld	Broker Non-Votes
Andre´ J. Gingles	3,959,976	21,582	1,329,821
Frank Lucente, Jr.	3,871,942	109,616	1,329,821
John M. Suit, II	3,870,770	110,788	1,329,821
Frank Taylor	3,957,845	23,713	1,329,821

(2)	To ratify the appointment of Rowles & Company, LLP as independent public accountants to audit the financial statements of Old Line Bancshares, Inc. for 2012.

Votes For	4,266,816
Votes Against	14,617
Abstentions	10,109

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The following exhibit is filed herewith:

3.2.2  Second Amendment to the Amended and Restated Bylaws of Old Line Bancshares, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OLD LINE BANCSHARES, INC.

Date: June 29, 2012	By: /s/Christine M. Rush
Christine M. Rush, Chief Financial Officer